                                  EXHIBIT 21

                           SUBSIDIARIES OF THE REGISTRANT
                           - - - - - - - - - - - - - - - -
Twin Disc, Incorporated, the registrant (a Wisconsin Corporation) owns 100% of the following subsidiaries:

     1.     Twin Disc International, S.A. (a Belgian corporation)

     2.     Twin Disc Spain, S.A. (a Spanish corporation)

     3.     Twin Disc Italia S.R.L. (an Italian corporation)

     4.     Twin Disc (Pacific) Pty. Ltd. (an Australian corporation)

     5. Twin Disc (Far East) Ltd. (a Delaware corporation operating in Singapore and Hong Kong)

     6.     Twin Disc (South Africa) Pty. Ltd. (a South African corporation)

     7.     Mill-Log Equipment Co., Inc. (an Oregon corporation)

     8.     Southern Diesel Systems Inc. (a Florida corporation)

     9.     TD Electronics, Inc. (a Wisconsin corporation)

The registrant has no parent nor any other subsidiaries. All of the above subsidiaries are included in the consolidated financial statements.